Exhibit (h)(5)
                    AMENDMENT NO. 1 TO SUB-ADMINISTRATION AND
                          ACCOUNTING SERVICES AGREEMENT


         This AMENDMENT NO. 1, dated the 30th day of June, 2000, is made by and between PFPC Inc., a Massachusetts corporation ("PFPC"), and Alleghany Investment Services Inc., an Illinois corporation (the "Administrator") (collectively, the "Parties").
                                WITNESSETH THAT:
         WHEREAS, the Administrator has entered into an Administration Agreement with Alleghany Funds (the "Company") dated June 17, 1999, as amended to date, wherein the Administrator has agreed to provide certain administrative services to the Company; and
         WHEREAS, the Administrator has entered into a Sub-Administration Agreement (the "Sub-Administration Agreement") with PFPC dated April 1, 2000, wherein PFPC agreed to provide certain administrative and accounting services to the Company; and
         WHEREAS, the Parties wish to amend the Sub-Administration Agreement to include under its terms one additional separate series of shares identified as Alleghany/Veredus SciTech Fund;
         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:
         1. To amend Schedule "A" to the Sub-Administration Agreement in the form attached hereto as Schedule "A".
         This Amendment shall take effect upon the date when the respective amendments to the registration statement of the Company registering Alleghany/Veredus SciTech Fund become effective.
         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment consisting of two type written pages, together with Schedule "A", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.

Alleghany Investment Services Inc.                            PFPC Inc.


/s/Gerald F. Dillenburg                     /s/ Stephen M. Wynne
By: Gerald F. Dillenburg              By: Stephen M. Wynne, Exec. Vice President

/s/Laura Hlade
Attest: Laura Hlade                                           Attest:





                                    EXHIBIT A


                                   PORTFOLIOS


                    Alleghany/Chicago Trust Money Market Fund
                   Alleghany/Chicago Trust Municipal Bond Fund
                        Alleghany/Chicago Trust Bond Fund
                      Alleghany/Chicago Trust Balanced Fund
                       Alleghany/Chicago Trust Talon Fund
                  Alleghany/Chicago Trust Growth & Income Fund
                  Alleghany/Chicago Trust Small Cap Value Fund
                    Alleghany/Veredus Aggressive Growth Fund
                    Alleghany/Montag & Caldwell Balanced Fund
                     Alleghany/Montag & Caldwell Growth Fund
                Alleghany/Blairlogie International Developed Fund
                   Alleghany/Blairlogie Emerging Markets Fund
                         Alleghany/Veredus SciTech Fund



Dated: April 1, 2000
Amended: June 30, 2000